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                                                                  Exhibit 23.1.2

                    SUPPLEMENTAL CONSENT OF WITHUMSMITH+BROWN

The Annual Report of Generex Biotechnology Corporation and Subsidiaries (the Company) for its fiscal year ended July 31, 2001, includes our report dated September 14, 2000, on the consolidated financial statements of the Company as of July 31, 2000 and 1999 and for the years ended July 31, 2000 and 1999. We consent to the incorporation by reference of our report on such consolidated financial statements in the following registration statements of the Company; Form S-3 Registration Statement, Numbers 333-41062 and 333-33556, and Form S-8 Registration Statement, Numbers 333-55072 and 333-66654.




WithumSmith+Brown
New Brunswick, New Jersey
November 26, 2001